Contact:
Matthew S. Stadler
Executive Vice President
Chief Financial Officer
Cohen & Steers, Inc.
Tel (212) 446-9168

COHEN & STEERS REPORTS RESULTS FOR FIRST QUARTER 2019

•	Diluted EPS of $0.68 ($0.58 as adjusted)

•	Operating margin of 37.6% (38.1% as adjusted)

•	Ending AUM of $62.6 billion; average AUM of $59.5 billion

•	Net inflows of $1.0 billion

NEW YORK, NY, April 17, 2019—Cohen & Steers, Inc. (NYSE: CNS) today reported its operating results for the quarter ended March 31, 2019.

Financial Highlights (Unaudited)

For the Periods

(in thousands, except percentages and per share data)	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
U.S. GAAP
Revenue	$94,226	$93,906	$94,464
Expenses	$58,791	$59,597	$57,245
Operating income (loss)	$35,435	$34,309	$37,219
Non-operating income (loss)	$14,910	$(3,329)	$(199)
Net income attributable to common stockholders	$32,543	$25,561	$27,586
Diluted earnings per share	$0.68	$0.54	$0.59
Operating margin	37.6%	36.5%	39.4%

As Adjusted (1)
Net income attributable to common stockholders	$27,424	$26,703	$29,009
Diluted earnings per share	$0.58	$0.56	$0.62
Operating margin	38.1%	36.8%	40.6%
_________________________ (1) The “As Adjusted” amounts represent non-GAAP financial measures. Refer to pages 13-14 for reconciliations to the most directly comparable U.S. GAAP financial measures.

U.S. GAAP
This section discusses the financial results of the Company as presented in accordance with U.S. GAAP.
Revenue
Revenue for the first quarter of 2019 was $94.2 million, an increase of 0.3% from $93.9 million for the fourth quarter of 2018, primary due to higher average assets under management, partially offset by two fewer days during the quarter. Investment advisory and administration fee changes were as follows:

•	Institutional account revenue increased $603,000 to $25.1 million;

•	Open-end fund revenue decreased $146,000 to $40.5 million; and

•	Closed-end fund revenue decreased $47,000 to $19.1 million.
Expenses
Expenses for the first quarter of 2019 were $58.8 million, a decrease of 1.4% from $59.6 million for the fourth quarter of 2018. The change was primarily due to:

•
Lower employee compensation and benefits of $789,000, primarily due to decreases in incentive compensation and severance expenses. The fourth quarter of 2018 included an adjustment to increase incentive compensation to reflect actual amounts paid;

•
Higher distribution and service fees expense of $1.0 million, primarily due to incremental revenue sharing and sub-transfer agent fees on certain assets by one of the Company's intermediaries. The fourth quarter of 2018 included the reversal of these fees that were accrued but were not invoiced by the intermediary; and

•	Lower general and administrative expenses of $1.0 million, primarily due to lower travel and entertainment expenses and hosted and sponsored conferences.
Operating Margin
Operating margin was 37.6% for the first quarter of 2019, compared with 36.5% for the fourth quarter of 2018.
Non-operating Income (Loss)
Non-operating income for the first quarter of 2019 was $14.9 million, which included net income attributable to redeemable noncontrolling interests of $7.4 million, compared with a non-operating loss of $3.3 million for the fourth quarter of 2018, which included net loss attributable to redeemable noncontrolling interests of $263,000. Non-operating income (loss) was comprised of the following:

•
Interest and dividend income of $1.5 million for the first quarter of 2019, which included interest on corporate cash of $787,000, interest and dividend income of $624,000 attributable to consolidated funds and dividend income of $130,000 from other seed investments. Interest and dividend income of $3.0 million for the fourth quarter of 2018, which included $1.2 million of interest on corporate cash, interest and dividend income of $1.6 million from consolidated funds and dividend income of $216,000 from other seed investments;

•
Net gain from investments of $13.9 million for the first quarter of 2019, which included net gains of $10.4 million attributable to consolidated funds and $3.5 million from other seed investments. Net loss from investments of $9.6 million for the fourth quarter of 2018, which included net losses from consolidated funds of $6.3 million, of which $851,000 was realized, and net unrealized losses of $3.3 million from other seed investments; and

•
Foreign currency losses of $495,000 for the first quarter of 2019, which included net losses of $664,000 attributable to U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries, partially offset by net gains of $49,000 attributable to consolidated funds. Foreign currency gains of $3.3 million for the fourth quarter of 2018, which included net gains of $2.1 million attributable to consolidated funds and net gains of $1.1 million attributable to U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries.

Income Taxes
The effective tax rate for the first quarter of 2019 was 24.16%, compared with 18.19% for the fourth quarter of 2018. The effective tax rate for the first quarter of 2019 differed from the U.S. federal statutory rate of 21% primarily due to state, local and foreign taxes, partially offset by the tax effects related to the delivery of restricted stock units. The effective tax rate for the fourth quarter of 2018 differed from the U.S. federal statutory rate of 21% primarily due to the reversal of certain liabilities associated with unrecognized tax benefits, partially offset by state and local taxes.
As Adjusted
The term “As Adjusted” is used to identify non-GAAP financial information in the discussion below. Refer to pages 13-14 for reconciliations to the most directly comparable U.S. GAAP financial measures.
Revenue
Revenue, as adjusted, for the first quarter of 2019 was $93.9 million, compared with $93.6 million for the fourth quarter of 2018.
Revenue, as adjusted, reflected the reversal of amounts attributable to the consolidation of certain of the Company's seed investments for both periods presented.
Expenses
Expenses, as adjusted, for the first quarter of 2019 were $58.2 million, compared with $59.2 million for the fourth quarter of 2018.
Expenses, as adjusted, excluded the following:

•	Amounts attributable to the consolidation of certain of the Company's seed investments for both periods presented; and

•	Amounts related to the accelerated vesting of certain restricted stock units for the first quarter of 2019;
Operating Margin
Operating margin, as adjusted, for the first quarter of 2019 was 38.1%, compared with 36.8% for the fourth quarter of 2018.

Non-Operating Income
Non-operating income, as adjusted, for the first quarter of 2019 was $908,000, compared with $1.2 million for the fourth quarter of 2018.
Non-operating income, as adjusted, excluded the following for both periods presented:

•	Amounts attributable to the consolidation of certain of the Company's seed investments and results from the Company's seed investments that were not consolidated; and

•	Net foreign currency exchange gains/losses associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries.
Income Taxes
The effective tax rate, as adjusted, was 25.25% for both the first quarter of 2019 and fourth quarter of 2018.
The effective tax rate, as adjusted, excluded the following:

•	Tax effects related to the non-GAAP adjustments for both periods presented;

•	Tax effects related to the delivery of restricted stock units for the first quarter of 2019;

•	The reversal of certain liabilities associated with unrecognized tax benefits for the fourth quarter of 2018; and

•	Other tax-related items for the fourth quarter of 2018.
Assets Under Management

Assets Under Management Highlights (Unaudited)
(in millions)	As of
By Investment Vehicle	March 31, 2019	December 31, 2018	% Change
Institutional accounts	$28,756	$25,712	11.8%
Open-end funds	24,595	20,699	18.8%
Closed-end funds	9,290	8,410	10.5%
Total	$62,641	$54,821	14.3%

By Investment Strategy
U.S. real estate	$26,891	$23,158	16.1%
Preferred securities	13,597	11,868	14.6%
Global/international real estate	12,632	10,856	16.4%
Global listed infrastructure	7,349	6,483	13.4%
Other	2,172	2,456	(11.6%)
Total	$62,641	$54,821	14.3%

Assets under management at March 31, 2019 were $62.6 billion, an increase of $7.8 billion from $54.8 billion at December 31, 2018. The increase was driven by net inflows of $1.0 billion and market appreciation of $7.5 billion, partially offset by distributions of $695 million.

Institutional Accounts
Assets under management in institutional accounts at March 31, 2019 were $28.8 billion, an increase of 11.8% from $25.7 billion at December 31, 2018. The change was primarily due to the following:

•	Advisory:

◦	Net outflows of $30 million; and

◦	Market appreciation of $1.7 billion, including $578 million from global/international real estate, $477 million from U.S. real estate and $288 million from global listed infrastructure.

•	Japan subadvisory:

◦	Net outflows of $260 million, including $173 million from U.S. real estate and $73 million from global/international real estate;

◦	Market appreciation of $1.3 billion, including $1.0 billion from U.S. real estate and $249 million from global/international real estate; and

◦	Distributions of $361 million, including $339 million from U.S. real estate.

•	Subadvisory excluding Japan:

◦
Net outflows of $72 million, including $420 million from large cap value (which is included in "Other" in the table above), partially offset by net inflows of $342 million into global/international real estate; and

◦	Market appreciation of $808 million, including $515 million from global/international real estate and $141 million from global listed infrastructure.
Open-end Funds
Assets under management in open-end funds at March 31, 2019 were $24.6 billion, an increase of 18.8% from $20.7 billion at December 31, 2018. The change was primarily due to the following:

•	Net inflows of $1.4 billion, including $1.0 billion into preferred securities and $447 million into U.S. real estate;

•	Market appreciation of $2.7 billion, including $1.9 billion from U.S. real estate and $475 million from preferred securities; and

•	Distributions of $207 million, including $106 million from preferred securities and $99 million from U.S. real estate.
Closed-end Funds
Assets under management in closed-end funds at March 31, 2019 were $9.3 billion, an increase of 10.5% from $8.4 billion at December 31, 2018. The increase was the result of market appreciation of $1.0 billion, partially offset by distributions of $127 million.

Investment Performance at March 31, 2019

% of Total AUM in Outperforming Strategies[1]

1-Year
67%
96%
71%
3/31/2017
3/31/2018
3/31/2019
3-Year
96%
93%
99%
3/31/2017
3/31/2018
3/31/2019
5-Year
77%
99%
98%
3/31/2017
3/31/2018
3/31/2019
10-Year
94%
100%
100%
3/31/2017
3/31/2018
3/31/2019

% of U.S. Open-End Fund AUM by Morningstar Rating[2]
As of 3/31/2019

1 or 2 Star
3 Star
4 or 5 Star
2%
14%
85%

_________________________

(1)
Past performance is no guarantee of future results. Outperformance is determined by annualized investment performance of all accounts in each investment strategy measured gross of fees and net of withholding taxes in comparison to the performance of each account's reference benchmark measured net of withholding taxes, where applicable. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

(2)
© 2019 Morningstar, Inc. All Rights Reserved. The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information. Morningstar calculates its ratings based on a risk-adjusted return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive five stars, the next 22.5% receive four stars, the next 35% receive three stars, the next 22.5% receive two stars and the bottom 10% receive one star. Past performance is no guarantee of future results. Based on independent rating by Morningstar, Inc. of investment performance of each Cohen & Steers-sponsored open-end U.S.-registered mutual fund for all share classes for the overall period as of March 31, 2019. Overall Morningstar rating is a weighted average based on the 3-year, 5-year and 10-year Morningstar rating. Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Cohen & Steers.

Balance Sheet Information
As of March 31, 2019, cash, cash equivalents, U.S. Treasurys and seed investments were $183 million. As of March 31, 2019, stockholders' equity was $235 million and the Company had no debt.
Conference Call Information
Cohen & Steers will host a conference call tomorrow, April 18, 2019 at 10:00 a.m. (ET) to discuss the Company's first quarter results. Investors and analysts can access the live conference call by dialing 800-749-1342 (U.S.) or +1-212-231-2931 (international); passcode: 21920748. Participants should plan to register at least 10 minutes before the conference call begins. The presentation that will be reviewed as part of the conference call is available on the Company's website at www.cohenandsteers.com under “Company—Investor Relations—Press Releases.”
A replay of the call will be available for two weeks starting at approximately 12:00 p.m. (ET) on April 18, 2019 and can be accessed at 800-633-8284 (U.S.) or +1-402-977-9140 (international); passcode: 21920748. Internet access to the webcast, which includes audio (listen-only), will be available on the Company's website at

www.cohenandsteers.com under “Company—Investor Relations—Overview.” The webcast will be archived on the website for one month.
About Cohen & Steers
Cohen & Steers is a global investment manager specializing in liquid real assets, including real estate securities, listed infrastructure, commodities and natural resource equities, as well as preferred securities and other income solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Hong Kong and Tokyo.
Forward-Looking Statements
This press release and other statements that Cohen & Steers may make may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management's current views with respect to, among other things, the Company's operations and financial performance. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. The Company believes that these factors include, but are not limited to, the risks described in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2018 (the Form 10-K), which is accessible on the Securities and Exchange Commission's website at www.sec.gov and on the Company's website at www.cohenandsteers.com. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company's Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # # #

Cohen & Steers, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
For the Periods
(in thousands, except per share data)

	Three Months Ended			% Change From
	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2018
Revenue
Investment advisory and administration fees	$84,632	$84,222	$84,434
Distribution and service fees	6,973	6,982	7,400
Portfolio consulting and other	2,621	2,702	2,630
Total revenue	94,226	93,906	94,464	0.3%	(0.3%)
Expenses
Employee compensation and benefits	33,715	34,504	31,156
Distribution and service fees	12,536	11,551	12,842
General and administrative	11,438	12,474	12,185
Depreciation and amortization	1,102	1,068	1,062
Total expenses	58,791	59,597	57,245	(1.4%)	2.7%
Operating income (loss)	35,435	34,309	37,219	3.3%	(4.8%)
Non-operating income (loss)
Interest and dividend income—net	1,541	2,992	1,801
Gain (loss) from investments—net	13,864	(9,572)	(4,502)
Foreign currency gains (losses)—net	(495)	3,251	2,502
Total non-operating income (loss)	14,910	(3,329)	(199)	*	*
Income before provision for income taxes	50,345	30,980	37,020	62.5%	36.0%
Provision for income taxes	10,368	5,682	8,096
Net income	39,977	25,298	28,924	58.0%	38.2%
Less: Net (income) loss attributable to redeemable noncontrolling interests	(7,434)	263	(1,338)
Net income attributable to common stockholders	$32,543	$25,561	$27,586	27.3%	18.0%

Earnings per share attributable to common stockholders
Basic	$0.69	$0.55	$0.59	26.5%	16.8%
Diluted	$0.68	$0.54	$0.59	27.1%	16.8%

Dividends declared per share
Quarterly	$0.36	$0.33	$0.33	9.1%	9.1%
Special	$—	$2.50	$—	(100.0%)	—%

Weighted average shares outstanding
Basic	47,146	46,842	46,683
Diluted	47,642	47,562	47,152
_________________________ * Not meaningful.

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Vehicle
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2018
Institutional Accounts
Assets under management, beginning of period	$25,712	$27,723	$29,396
Inflows	810	936	743
Outflows	(1,172)	(1,125)	(835)
Net inflows (outflows)	(362)	(189)	(92)
Market appreciation (depreciation)	3,762	(1,459)	(1,266)
Distributions	(361)	(363)	(600)
Transfers	5	—	—
Total increase (decrease)	3,044	(2,011)	(1,958)
Assets under management, end of period	$28,756	$25,712	$27,438	11.8%	4.8%
Percentage of total assets under management	45.9%	46.9%	46.9%
Average assets under management	$27,602	$26,454	$27,783	4.3%	(0.7%)

Open-end Funds
Assets under management, beginning of period	$20,699	$23,277	$23,304
Inflows	3,013	2,309	2,535
Outflows	(1,623)	(3,309)	(2,538)
Net inflows (outflows)	1,390	(1,000)	(3)
Market appreciation (depreciation)	2,718	(1,227)	(959)
Distributions	(207)	(351)	(206)
Transfers	(5)	—	—
Total increase (decrease)	3,896	(2,578)	(1,168)
Assets under management, end of period	$24,595	$20,699	$22,136	18.8%	11.1%
Percentage of total assets under management	39.3%	37.8%	37.9%
Average assets under management	$22,943	$22,301	$22,299	2.9%	2.9%

Closed-end Funds
Assets under management, beginning of period	$8,410	$9,084	$9,406
Inflows	—	—	—
Outflows	—	—	—
Net inflows (outflows)	—	—	—
Market appreciation (depreciation)	1,007	(546)	(390)
Distributions	(127)	(128)	(128)
Total increase (decrease)	880	(674)	(518)
Assets under management, end of period	$9,290	$8,410	$8,888	10.5%	4.5%
Percentage of total assets under management	14.8%	15.3%	15.2%
Average assets under management	$8,983	$8,815	$9,091	1.9%	(1.2%)

Total
Assets under management, beginning of period	$54,821	$60,084	$62,106
Inflows	3,823	3,245	3,278
Outflows	(2,795)	(4,434)	(3,373)
Net inflows (outflows)	1,028	(1,189)	(95)
Market appreciation (depreciation)	7,487	(3,232)	(2,615)
Distributions	(695)	(842)	(934)
Total increase (decrease)	7,820	(5,263)	(3,644)
Assets under management, end of period	$62,641	$54,821	$58,462	14.3%	7.1%
Average assets under management	$59,528	$57,570	$59,173	3.4%	0.6%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management - Institutional Accounts (Unaudited)
By Account Type
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2018
Advisory
Assets under management, beginning of period	$12,065	$12,427	$11,341
Inflows	288	859	393
Outflows	(318)	(559)	(115)
Net inflows (outflows)	(30)	300	278
Market appreciation (depreciation)	1,650	(662)	(405)
Transfers	5	—	—
Total increase (decrease)	1,625	(362)	(127)
Assets under management, end of period	$13,690	$12,065	$11,214	13.5%	22.1%
Percentage of institutional assets under management	47.6%	46.9%	40.9%
Average assets under management	$13,140	$12,128	$11,210	8.3%	17.2%

Japan Subadvisory
Assets under management, beginning of period	$8,135	$9,248	$11,458
Inflows	27	6	69
Outflows	(287)	(310)	(405)
Net inflows (outflows)	(260)	(304)	(336)
Market appreciation (depreciation)	1,304	(446)	(646)
Distributions	(361)	(363)	(600)
Total increase (decrease)	683	(1,113)	(1,582)
Assets under management, end of period	$8,818	$8,135	$9,876	8.4%	(10.7%)
Percentage of institutional assets under management	30.7%	31.6%	36.0%
Average assets under management	$8,538	$8,536	$10,165	—%	(16.0%)

Subadvisory Excluding Japan
Assets under management, beginning of period	$5,512	$6,048	$6,597
Inflows	495	71	281
Outflows	(567)	(256)	(315)
Net inflows (outflows)	(72)	(185)	(34)
Market appreciation (depreciation)	808	(351)	(215)
Total increase (decrease)	736	(536)	(249)
Assets under management, end of period	$6,248	$5,512	$6,348	13.4%	(1.6%)
Percentage of institutional assets under management	21.7%	21.4%	23.1%
Average assets under management	$5,924	$5,790	$6,408	2.3%	(7.6%)

Total Institutional Accounts
Assets under management, beginning of period	$25,712	$27,723	$29,396
Inflows	810	936	743
Outflows	(1,172)	(1,125)	(835)
Net inflows (outflows)	(362)	(189)	(92)
Market appreciation (depreciation)	3,762	(1,459)	(1,266)
Distributions	(361)	(363)	(600)
Transfers	5	—	—
Total increase (decrease)	3,044	(2,011)	(1,958)
Assets under management, end of period	$28,756	$25,712	$27,438	11.8%	4.8%
Average assets under management	$27,602	$26,454	$27,783	4.3%	(0.7%)

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2018
U.S. Real Estate
Assets under management, beginning of period	$23,158	$25,592	$27,580
Inflows	1,338	1,126	1,323
Outflows	(964)	(1,419)	(1,611)
Net inflows (outflows)	374	(293)	(288)
Market appreciation (depreciation)	3,838	(1,526)	(1,758)
Distributions	(479)	(576)	(670)
Transfers	—	(39)	(159)
Total increase (decrease)	3,733	(2,434)	(2,875)
Assets under management, end of period	$26,891	$23,158	$24,705	16.1%	8.8%
Percentage of total assets under management	42.9%	42.2%	42.3%
Average assets under management	$25,470	$24,481	$25,194	4.0%	1.1%

Preferred Securities
Assets under management, beginning of period	$11,868	$13,147	$13,018
Inflows	1,686	1,303	1,200
Outflows	(684)	(1,980)	(996)
Net inflows (outflows)	1,002	(677)	204
Market appreciation (depreciation)	864	(488)	(227)
Distributions	(137)	(137)	(142)
Transfers	—	23	159
Total increase (decrease)	1,729	(1,279)	(6)
Assets under management, end of period	$13,597	$11,868	$13,012	14.6%	4.5%
Percentage of total assets under management	21.7%	21.6%	22.3%
Average assets under management	$12,851	$12,719	$12,968	1.0%	(0.9%)

Global/International Real Estate
Assets under management, beginning of period	$10,856	$11,614	$11,108
Inflows	619	644	464
Outflows	(451)	(814)	(287)
Net inflows (outflows)	168	(170)	177
Market appreciation (depreciation)	1,627	(530)	(257)
Distributions	(19)	(58)	(63)
Total increase (decrease)	1,776	(758)	(143)
Assets under management, end of period	$12,632	$10,856	$10,965	16.4%	15.2%
Percentage of total assets under management	20.2%	19.8%	18.7%
Average assets under management	$11,894	$10,970	$10,895	8.4%	9.2%

Cohen & Steers, Inc. and Subsidiaries
Assets Under Management (Unaudited)
By Investment Strategy - continued
For the Periods
(in millions)
	Three Months Ended			% Change From
	March 31, 2019	December 31, 2018	March 31, 2018	December 31, 2018	March 31, 2018
Global Listed Infrastructure
Assets under management, beginning of period	$6,483	$6,982	$6,932
Inflows	122	136	251
Outflows	(122)	(161)	(73)
Net inflows (outflows)	—	(25)	178
Market appreciation (depreciation)	914	(423)	(307)
Distributions	(48)	(51)	(45)
Total increase (decrease)	866	(499)	(174)
Assets under management, end of period	$7,349	$6,483	$6,758	13.4%	8.7%
Percentage of total assets under management	11.7%	11.8%	11.6%
Average assets under management	$7,046	$6,795	$6,863	3.7%	2.7%

Other
Assets under management, beginning of period	$2,456	$2,749	$3,468
Inflows	58	36	40
Outflows	(574)	(60)	(406)
Net inflows (outflows)	(516)	(24)	(366)
Market appreciation (depreciation)	244	(265)	(66)
Distributions	(12)	(20)	(14)
Transfers	—	16	—
Total increase (decrease)	(284)	(293)	(446)
Assets under management, end of period	$2,172	$2,456	$3,022	(11.6%)	(28.1%)
Percentage of total assets under management	3.5%	4.5%	5.1%
Average assets under management	$2,267	$2,605	$3,253	(13.0%)	(30.3%)

Total
Assets under management, beginning of period	$54,821	$60,084	$62,106
Inflows	3,823	3,245	3,278
Outflows	(2,795)	(4,434)	(3,373)
Net inflows (outflows)	1,028	(1,189)	(95)
Market appreciation (depreciation)	7,487	(3,232)	(2,615)
Distributions	(695)	(842)	(934)
Total increase (decrease)	7,820	(5,263)	(3,644)
Assets under management, end of period	$62,641	$54,821	$58,462	14.3%	7.1%
Average assets under management	$59,528	$57,570	$59,173	3.4%	0.6%

Non-GAAP Reconciliations
Management believes that use of the following non-GAAP financial measures enhances the evaluation of the Company's results, as they provide greater transparency into the Company's operating performance. In addition, these non-GAAP financial measures are used to prepare the Company's internal management reports and are used by management in evaluating the Company's business.
While management believes that this non-GAAP financial information is useful in evaluating the Company's results and operating performance, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Reconciliation of U.S. GAAP Net Income Attributable to Common Stockholders and U.S. GAAP Earnings per Share to Net Income Attributable to Common Stockholders, As Adjusted, and Earnings per Share, As Adjusted

For the Periods

(in thousands, except per share data)	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Net income attributable to common stockholders, U.S. GAAP	$32,543	$25,561	$27,586
Seed investments (1)	(7,016)	5,580	2,255
Accelerated vesting of restricted stock units (2)	129	—	—
General and administrative (3)	—	—	871
Foreign currency exchange (gain) loss (4)	664	(1,100)	—
Tax adjustments (5)	1,104	(3,338)	(1,703)
Net income attributable to common stockholders, as adjusted	$27,424	$26,703	$29,009

Diluted weighted average shares outstanding	47,642	47,562	47,152
Diluted earnings per share, U.S. GAAP	$0.68	$0.54	$0.59
Seed investments (1)	(0.15)	0.11	0.05
Accelerated vesting of restricted stock units (2)	0.01	—	—
General and administrative (3)	—	—	0.02
Foreign currency exchange (gain) loss (4)	0.01	(0.02)	—
Tax adjustments	0.03	(0.07)	(0.04)
Diluted earnings per share, as adjusted	$0.58	$0.56	$0.62
_________________________

(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds as well as interest and dividend income and realized and unrealized (gains) losses on seed investments that were not consolidated.
(2)    Represents amounts related to the accelerated vesting of certain restricted stock units.
(3)    Represents expenses associated with the evaluation of a potential business transaction that the Company did not pursue for the first quarter of 2018.
(4)    Represents net foreign currency exchange (gains) losses associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries. U.S. GAAP amounts for the first quarter of 2018 have not been recast to conform with the current period presentation as the impact to results was not material.
(5)    Tax adjustments are summarized in the following table:

(in thousands)	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Tax effect of non-GAAP adjustments	$1,298	$9	$(700)
Delivery of restricted stock units	(194)	—	(1,003)
Reversal of certain liabilities associated with unrecognized tax benefits	—	(2,758)	—
Other tax-related items	—	(589)	—
Total tax adjustments	$1,104	$(3,338)	$(1,703)

Reconciliation of U.S. GAAP Operating Income and U.S. GAAP Operating Margin to Operating Income, As Adjusted, and Operating Margin, As Adjusted

For the Periods

(in thousands, except percentages)	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Revenue, U.S. GAAP	$94,226	$93,906	$94,464
Seed investments (1)	(280)	(269)	(51)
Revenue, as adjusted	$93,946	$93,637	$94,413

Expenses, U.S. GAAP	$58,791	$59,597	$57,245
Seed investments (1)	(496)	(437)	(251)
Accelerated vesting of restricted stock units (2)	(129)	—	—
General and administrative (3)	—	—	(871)
Expenses, as adjusted	$58,166	$59,160	$56,123

Operating income, U.S. GAAP	$35,435	$34,309	$37,219
Seed investments (1)	216	168	200
Accelerated vesting of restricted stock units (2)	129	—	—
General and administrative (3)	—	—	871
Operating income, as adjusted	$35,780	$34,477	$38,290

Operating margin, U.S. GAAP	37.6%	36.5%	39.4%
Operating margin, as adjusted	38.1%	36.8%	40.6%
_________________________

(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds.
(2)    Represents amounts related to the accelerated vesting of certain restricted stock units.
(3)    Represents expenses associated with the evaluation of a potential business transaction that the Company did not pursue for the first quarter of 2018.

Reconciliation of U.S. GAAP Non-operating Income (Loss) to Non-operating Income (Loss), As Adjusted

For the Periods

(in thousands)	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
Non-operating income (loss), U.S. GAAP	$14,910	$(3,329)	$(199)
Seed investments (1)	(14,666)	5,675	717
Foreign currency exchange (gain) loss (2)	664	(1,100)	—
Non-operating income (loss), as adjusted	$908	$1,246	$518
_________________________

(1)    Represents amounts related to the deconsolidation of seed investments in Company-sponsored funds as well as interest and dividend income and realized and unrealized (gains) losses on seed investments that were not consolidated.
(2)    Represents net foreign currency exchange (gains) losses associated with U.S. dollar-denominated assets and liabilities held by certain foreign subsidiaries. U.S. GAAP amounts for the first quarter of 2018 have not been recast to conform with the current period presentation as the impact to results was not material.